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                                                                    EXHIBIT 10.3

                               SERVICES AGREEMENT

        This Services Agreement (the "Agreement") is made as of the 6th day of March, 1998 between Allergan, Inc., a Delaware corporation ("Allergan"), and Allergan Specialty Therapeutics, Inc., a Delaware corporation ("ASTI").

                                   BACKGROUND

        ASTI desires that Allergan provide certain services to ASTI, and Allergan desires to provide such services, on the terms and conditions set forth herein.

        NOW, THEREFORE, the parties agree as follows:

        1. SERVICES. Upon request by ASTI, Allergan will supply ASTI with any number of the following services: accounting, legal, stockholder relations, cash management and similar management and administrative services, as mutually agreed. Such services will be provided at reasonable times and upon reasonable notice, as mutually agreed.

        2. COMPENSATION. ASTI shall pay Allergan's "Costs" in providing such services, monthly in arrears, within 30 days of the date of Allergan's invoice. Allergan's "Costs", for purposes of this Agreement, shall include reimbursement for (i) Allergan's direct and indirect expenses relating to the services provided hereunder and (ii) the cost of assets purchased for use solely on behalf of ASTI, the purchase of which is approved by ASTI. In order to fully and fairly allocate all allocable overhead to services performed by Allergan hereunder, an amount equal to 10% of the total Costs determined in accordance with the above provisions (exclusive of the costs charged to Allergan or ASTI by third parties) will also be added to the amount charged to ASTI.

        3. TERM AND TERMINATION. The initial term of this Agreement shall commence on the date hereof and shall terminate on December 31, 1998. Thereafter, this Agreement shall automatically be renewed for successive terms of one year each unless written notice of termination is given by the terminating party to the other party at least 30 days in advance of the expiration of any term; provided, however, that in no event shall the renewal term extend past the date that is 180 days after the exercise or expiration of the option granted to Allergan pursuant to ASTI's Restated Certificate of Incorporation to purchase all but not less than all of the shares of Class A Common Stock of ASTI. ASTI may, in its discretion, terminate this Agreement at any time upon 60 days written notice to Allergan. Either party may, in its discretion, terminate this Agreement by written notice to the other party in the event that the other party (a) breaches any material obligations hereunder or under the Technology License Agreement, the Research and Development Agreement or the License Option Agreement, each dated as of the date hereof and between Allergan and ASTI, or any license granted to Allergan under the License Option Agreement, which breach continues for a period of 60 days after written notice thereof, or (b) enters into any proceeding, whether voluntary or involuntary, in bankruptcy, reorganization

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or arrangement for the appointment of a receiver or trustee to take possession of such party's assets or any other proceeding under any law for the relief of creditors, or makes an assignment for the benefit of its creditors.

        4. INDEMNIFICATION OF ALLERGAN. ASTI hereby agrees to indemnify, protect and hold Allergan harmless from any and all liabilities, costs or expenses incurred by Allergan as a result of services rendered by it under this Agreement, including, without limitation, lawsuits of and claims by third parties, except for liabilities, costs or expenses resulting from Allergan's gross negligence or willful misconduct. Allergan shall give ASTI prompt notice, in writing, in the manner set forth in Section 6.7 below, of any claim or demand made against Allergan for which Allergan may be entitled to indemnification under this Section 4.

        5. FORCE MAJEURE. Allergan shall not be liable for failure or delay in performance of any of its obligations hereunder if such failure or delay is due to causes beyond its reasonable control including, without limitation, acts of God, fires, earthquakes, strikes, acts of war, or intervention of any governmental authority, but any such delay or failure shall be remedied by Allergan as soon as possible after the removal of the cause of such failure or delay.

        6.     MISCELLANEOUS.

               6.1 WAIVER, REMEDIES AND AMENDMENT. Any waiver by either party hereto of a breach of any provisions of this Agreement shall not be implied and shall not be valid unless such waiver is recited in writing and signed by such party. Failure of any party to require, in one or more instances, performance by the other party in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of the future performance of any such terms or conditions or of any other terms and conditions of this Agreement. A waiver by either party of any term or condition of this Agreement shall not be deemed or construed to be a waiver of such term or condition for any other term. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of either party. This Agreement may not be amended except in a writing signed by both parties.

               6.2 ASSIGNMENT. Neither party may assign its rights and obligations hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld; provided, however, that Allergan may assign such rights and obligations hereunder to an Affiliate of Allergan or any person or entity with which Allergan is merged or consolidated or which acquires all or substantially all of the assets of Allergan.

               6.3 DISPUTE RESOLUTION. In the event of any dispute, the parties shall refer such dispute to the CEO of ASTI and the CEO of Allergan for attempted resolution by good faith negotiations within sixty (60) days after such referral is made. During such period of good faith negotiations, any applicable time periods under this Agreement shall be tolled. In the event such executives are unable to resolve such dispute within such sixty (60) day period, the parties shall submit their dispute to binding arbitration before a retired California Superior Court Judge at J.A.M.S./Endispute located in Orange, California, such arbitration to be conducted pursuant to

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the J.A.M.S./Endispute procedure rules for commercial disputes then in effect.
The award of the arbitrator shall include an award of reasonable attorneys' fees and costs to the prevailing party.

               6.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

               6.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of California as applied to residents of that state entering into contracts wholly to be performed in that state.

               6.6 HEADINGS. The section headings contained in this Agreement are included for convenience only and form no part of the Agreement between the parties.

               6.7 NOTICES. Notices required under this Agreement shall be in writing and sent by registered or certified mail, postage prepaid, or by facsimile and confirmed by registered or certified mail and addressed as follows:

               If to Allergan:  Allergan, Inc.
                                2525 Dupont Drive
                                Irvine, CA 92612
                                Facsimile: (714) 246-4774
                                Attention:  Corporate Vice President,
                                            General Counsel

               If to ASTI:      Allergan Specialty Therapeutics, Inc.
                                2525 Dupont Drive
                                Irvine, CA 92612
                                Facsimile: (714) 246-4774
                                Attention:  President and
                                            Chief Executive Officer

All notices shall be deemed to be effective five days after the date of mailing or upon receipt if sent by facsimile (but only if followed by certified or registered confirmation). Either party may change the address at which notice is to be received by written notice pursuant to this Section 6.7.

               6.8 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, it shall be modified, if possible, to the minimum extent necessary to make it valid and enforceable or, if such modification is not possible, it shall be stricken and the remaining provisions shall remain in full force and effect.

               6.9 RELATIONSHIP OF THE PARTIES. For purposes of this Agreement, ASTI and Allergan shall be deemed to be independent contractors, and anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute ASTI and Allergan as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement constitute any party hereto an employee or agent, legal or otherwise, of the other party for any purposes whatsoever. Neither party hereto is authorized to

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make any statements or representations on behalf of the other party or in any way obligate the other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, no party hereto shall assume nor shall be liable for any liabilities or obligations of the other party, whether past, present or future.

               6.10 SURVIVAL. The provisions of Sections 4, 6.3, 6.5, 6.6, 6.7, 6.8, 6.9 and this Section 6.10 shall survive the termination for any reason of this Agreement. Any payments due under this Agreement with respect to any period prior to its termination shall be made notwithstanding the termination of this Agreement. Neither party shall be liable to the other due to the termination of this Agreement as provided herein, whether in loss of good will, anticipated profits or otherwise.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                 ALLERGAN, INC.



                                 By: /s/ LESTER J. KAPLAN
                                    --------------------------------------------
                                 Title: Corporate Vice President,
                                        Science & Technology
                                        ----------------------------------------


                                 ALLERGAN SPECIALTY THERAPEUTICS, INC.



                                 By: /s/ LESTER J. KAPLAN
                                    --------------------------------------------
                                 Title: Chief Executive Officer
                                        ----------------------------------------


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